Exhibit 31.1

CERTIFICATION

I, Ingrid Jackel, certify that:

1.	I have reviewed this annual report on Form 10-K (as amended) of Physicians Formula Holdings, Inc.; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 27, 2009

By:	/s/ Ingrid Jackel
Name:	Ingrid Jackel
Title:	Chief Executive Officer